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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 14, 2002

Inverness Medical Innovations, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16789 (Commission file number)	04-3565120 (I.R.S. Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 (Address of principal executive offices)

Registrant's telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

        On November 14, 2002, Inverness Medical Innovations, Inc. (the "Company") and certain of its subsidiaries entered into a credit agreement (the "Credit Agreement") with a group of banks for credit facilities in the aggregate amount of $55,000,000. The Credit Agreement consists of a US term loan of $20,000,000, a European term loan of $10,000,000, and a $25,000,000 European revolving line of credit. Aggregate borrowings as of November 15, 2002, amounted to $30,000,000 under the term loans and $23,000,000 under the revolving line of credit. The Company used approximately $44,110,000 of the proceeds from the loans under the Credit Agreement to prepay, as of November 15, 2002, the entire outstanding principal balance and all accrued and unpaid interest on the term loans and line of credit under its credit agreements with the Royal Bank of Scotland Plc and RBS Mezzanine Limited, and to thereby terminate these credit agreements and all security arrangements related thereto.

        Under the Credit Agreement, principal repayments under the US term loan are to be made in 11 equal quarterly installments of $1,250,000 starting on April 30, 2003 through October 31, 2005 with a final repayment of $6,250,000 in November 2005. Principal repayments under the European term loan are to be made in 14 equal quarterly installments of $25,000 starting on January 31, 2003 through April 30, 2006 with a final repayment of $9,650,000 in May 2006. Any borrowings under the revolving line of credit will mature on November 13, 2005. Borrowings under the term loans and the revolving line of credit bear interest at either (i) the London Interbank Offered Rate ("LIBOR"), as defined, plus applicable margins or, at the Company's option, (ii) floating at the Index Rate, as defined in the Credit Agreement, plus applicable margins. Applicable margins, depending on the type of loan, can range from 2.00% to 3.75% and are subject to quarterly adjustments based on the Company's total leverage, as defined in the Credit Agreement. The Company and certain of its subsidiaries are the guarantors of all obligations due under the Credit Agreement. Borrowings under the Credit Agreement are secured by the stock of certain of the Company's U.S. and European subsidiaries, the Company's intellectual property rights and the assets of certain of the Company's businesses in the United States and Europe. The Company must make mandatory prepayments on the loans under the Credit Agreement if it meets certain cash flow thresholds, collects insurance proceeds in excess of certain thresholds, issues equity securities or sells assets other than in the ordinary course of its business.

        Under the Credit Agreement, the Company must comply with various financial and non-financial covenants starting in the fourth quarter of 2002. The primary financial covenants pertain to, among other things, fixed charge coverage, capital expenditure, various leverage ratios, minimum EBITDA and minimum cash requirement. Among the non-financial covenants is a covenant requiring the Company, subject to certain exceptions, to obtain the consent of the administrative agent under the Credit Agreement prior to acquiring any other company. As a result of this covenant, the Company must obtain the consent of the administrative agent in order to consummate its pending acquisition of Ostex International, Inc., which is currently the subject of a registration statement on Form S-4 filed with the Securities and Exchange Commission on November 7, 2002. The Company has not yet obtained this consent.

ITEM 7. EXHIBITS

        The following exhibit is filed with this document.

Exhibit Number	Description
99.1	Credit Agreement dated as of November 14, 2002 among Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as Borrowers, the other credit parties signatory thereto, as Credit Parties, the lenders signatory thereto from time to time, as Lenders, General Electric Capital Corporation, as Agent and Lender and KeyBank National Association, as Documentation Agent and Lender, with GECC Capital Markets Group, Inc., as Lead Arranger.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
	By:	/s/ PAUL T. HEMPEL Paul T. Hempel General Counsel & Secretary
Dated: November 19, 2002

EXHIBIT INDEX

Exhibit Number	Description
99.1	Credit Agreement dated as of November 14, 2002 among Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as Borrowers, the other credit parties signatory thereto, as Credit Parties, the lenders signatory thereto from time to time, as Lenders, General Electric Capital Corporation, as Agent and Lender and KeyBank National Association, as Documentation Agent and Lender, with GECC Capital Markets Group, Inc., as Lead Arranger.

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SIGNATURE
EXHIBIT INDEX